                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 33-51294 of Van Kampen Series Fund, Inc. on Form N-1A of our reports dated August 11, 2005, appearing in the respective Annual Reports to Shareholders for the year ended June 30, 2005 for the Van Kampen American Value Fund, Van Kampen Emerging Markets Fund, Van Kampen Equity Growth Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund, and Van Kampen Global Value Equity Fund, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in each Prospectus, which is also part of such Registration Statement.


DELOITTE & TOUCHE LLP


Chicago, Illinois
October 24, 2005